Exhibit 4.2

COMMON STOCK

NUMBER

GM

GlycoMimetics, Inc.

COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

GlycoMimetics, Inc.

CUSIP 38000Q 10 2

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

GlycoMimetics, Inc. (the "Corporation"),

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:

CERTIFICATE OF STOCK

GlycoMimetics, Inc.
CORPORATE
SEAL
2003
DELAWARE
*

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY) TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

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